Exhibit 5.1

July 17, 2026

Valion Bio, Inc.

1305 E. Houston Street, Building 1, Suite 311

San Antonio, TX 78205

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Valion Bio, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 on the date hereof (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof.

The Registration Statement relates to the registration by the Company of securities of the Company, consisting of (i) shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (ii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), (iii) common warrants to purchase shares of Common Stock (the “Common Warrants”), (iv) placement agent warrants to purchase shares of Common Stock (the “Placement Agent Warrants” and together with the Prefunded Warrants and the Common Warrants, the “Warrants”), and (v) shares of Common Stock issuable from time to time upon exercise of the Warrants (the “Warrant Shares” and collectively with the Warrants and the Shares, the “Securities”). The proposed maximum aggregate combined offering price of the Common Stock and Common Warrants and Pre-Funded Warrants and Common Warrants, if any, including the common stock issuable upon exercise of the Pre-Funded warrants and Common Warrants, is $30,000,000. Additionally, the Placement Agent Warrants are exercisable at a per share exercise price equal to 110% of the combined public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Placement Agent Warrants is $990,000, which is equal to 110% of $900,000 (which is 6% of $15,000,000).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended, as currently in effect, (ii) the Amended and Restated Bylaws of the Company, as amended, as currently in effect, (iii) the Registration Statement, (iv) the transaction documents entered into or to be entered into by the Company, and (v) such other corporate documents and records as we deemed appropriate for purposes of the opinions set forth herein. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection therewith we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

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In our examination, we have assumed without independent verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. Our opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others. We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time that any of the Shares are offered and sold as contemplated by the Registration Statement and (ii) all of the Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that:

(1)	The issuance and sale of the Shares have been duly authorized by all necessary corporate action of the Company, and when the Shares have been duly issued, sold and delivered by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Securities Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

(2)	The issuance and sale of the Warrants have been duly authorized by all necessary corporate action of the Company, and when the Warrants have been duly issued, sold and delivered by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Securities Purchase Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms .

(3)	The issuance and sale of the Warrant Shares have been duly authorized by all necessary corporate action of the Company, and when the Warrant Shares have been duly issued and delivered by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrants, and in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

The opinion expressed herein is limited to the Delaware General Corporation Law and reported judicial decisions applicable thereto. We neither express nor imply any obligation with respect to any other laws or of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

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We assume no obligation to update or supplement this opinion if any applicable laws change after date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement filed by the Company. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Snell & Wilmer L.L.P. Snell & Wilmer L.L.P.

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